ARTICLES OF MERGER

                                       OF

                                 MEDSEARCH, INC.
                             (a Nevada Corporation)

                                  WITH AND INTO

                          MEDSEARCH TECHNOLOGIES, INC.
                            (a Delaware Corporation)


To the Secretary of State
State of Nevada

         Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger.

         1. An Agreement and Plan of Merger ("Merger Agreement") for merging MedSearch, Inc. a business corporation organized and existing under the laws of the State of Nevada ("MedSearch NV"), with and into MedSearch Technologies, Inc., a business corporation organized and existing under the laws of the State of Delaware ("MedSearch DEL"), with MedSearch DEL as the surviving entity in the merger, has been adopted by the Board of Directors of MedSearch NV and by the Board of Directors of MedSearch DEL.

         2. The Merger Agreement was approved by the written consent of a majority of the stockholders of MedSearch NV pursuant to the provisions of Chapter 92A and Chapter 78, Nevada Revised Statutes. The consenting stockholders represent 97% of the issued and outstanding shares of common stock, $.001 par value per share, of MedSearch NV, entitled to vote on the Merger Agreement.

         3. The merger of MedSearch NV with and into MedSearch DEL is permitted by the laws of the jurisdiction of organization of MedSearch DEL and has been authorized in compliance with said laws by which MedSearch DEL is governed.

         4. MedSearch DEL does not have any stockholders. Accordingly, the Merger Agreement was approved by the Board of Directors of MedSearch DEL and certified by the secretary of MedSearch DEL pursuant to the laws of its jurisdiction of incorporation.

         5. No amendments to the Certificate of Incorporation of MedSearch DEL, the surviving entity in the merger, are effected by the merger provided for herein.

         6. The specified address of MedSearch DEL where copies of process may be sent by the Secretary of State of Nevada, served pursuant to the provisions of Section 78.461, Nevada Revised Statutes, in a proceeding to enforce any obligation or the rights of dissenting stockholders of MedSearch NV, unless MedSearch DEL has designated in writing to the Secretary of State of Nevada a different address for that purpose, is:

                                    40 Wall Street
                                    New York, NY 10005

         7. The executed Merger Agreement is on file in the offices of MedSearch DEL located at the address set forth in paragraph 6 hereof. A copy of the Merger Agreement will be furnished by MedSearch DEL, on request, and without cost, to any stockholder of each of the constituent corporations.

         8. The merger herein provided for shall become effective in the State of Nevada upon the filing of these Articles of Merger.


Dated:  August 9, 1999

                                             MEDSEARCH, INC.
                                             (Nevada)

                                             /s/ JACOB MELLER
                                             -------------------------------
                                                 Jacob Meller, President


                                             /s/ FRIEDA GOLDSTEIN
                                             -------------------------------
                                                 Frieda Goldstein, Secretary


                                             MEDSEARCH TECHNOLOGIES, INC.
                                             (Delaware)


                                             /s/ JACOB MELLER
                                             -------------------------------
                                                 Jacob Meller, President


                                             /s/ FRIEDA GOLDSTEIN
                                             -------------------------------
                                                 Frieda Goldstein, Secretary

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )


         On August 9, 1999, personally appeared before me, a Notary Public in and for the State and County aforesaid, Jacob Meller, President of MedSearch, Inc., a Nevada corporation, personally known to me to be the person whose name is subscribed to the above instrument in the said capacity, who acknowledged that he executed the said instrument.





                                               ---------------------------------
                                                        Notary Public



STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )


         On August 9, 1999, personally appeared before me, a Notary Public in and for the State and County aforesaid, Jacob Meller, President of MedSearch Technologies, Inc., a Delaware corporation, personally known to me to be the person whose name is subscribed to the above instrument in the said capacity, who acknowledged that he executed the said instrument.





                                               ---------------------------------
                                                        Notary Public